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                                                                   Exhibit 10.53

THE MAXIMUM PRINCIPAL AMOUNT SECURED FOR PURPOSES OF CALCULATION OF KANSAS MORTGAGE TAX IS $2,850,000.

                   MORTGAGE, ASSIGNMENT AND SECURITY AGREEMENT
                       (Sterling House of Leawood, Kansas)

         THIS MORTGAGE, ASSIGNMENT AND SECURITY AGREEMENT (this "Mortgage") is made this 18th day of November, 1998, from ALS HOLDINGS, INC., a Delaware corporation whose mailing address is c/o Alternative Living Services, Inc., 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005 (the "Mortgagor"), ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation whose mailing address is 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005 ("ALS"), to BANK UNITED, whose mailing address is 3200 Southwest Freeway, Suite 2000, Houston, Texas 77022-7528, as Mortgagee acting as agent (the "Agent") for itself and for all additional Lenders (collectively with the Agent, the "Lenders") as may from time to time agree to lend a portion of the Credit Facility (as hereinafter defined) pursuant to the terms and conditions of an Agency Agreement (as defined in the Financing Agreement (as hereinafter defined)).

                                    RECITALS

         A. The Agent, together with such additional Lenders as may be added from time to time, has extended to the Mortgagor and one or more additional borrowers (collectively, the "Borrower") a revolving line of credit in the maximum principal amount at any one time outstanding of $100,000,000 (the "Credit Facility"). The Credit Facility shall be advanced as provided in and subject to the terms and conditions of the Financing and Security Agreement dated September 28, 1998 by and between Mortgagor and Agent (as amended, restated or substituted from time to time, the "Financing Agreement"). Capitalized terms used, but not defined, in this Mortgage shall have the meaning set forth in the Financing Agreement.

         B. The advances under the Credit Facility shall be evidenced by the Promissory Note dated of even date herewith from Mortgagor to Agent and such additional promissory notes as may be entered into from time to time by Borrower for the benefit of additional Lenders (as amended, restated or substituted from time to time, individually or collectively, the "Note").

         C. Mortgagor and ALS have entered into an Assisted Living Consultant and Operations Agreement for Certain Sterling House Facilities relating to the management and operation of the Property (as the same may from time to time be amended, restated, supplemented or otherwise modified (subject, however, to the limitations thereon set forth in the Financing Documents), the "Management Agreement").

         D. The lien of this Mortgage secures up to the principal amount of $2,850,000 (the "Lien Amount") of the unpaid principal balance of the Credit Facility from time to time.
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         E. As a condition precedent to making an advance of the Credit Facility referred to above to the Mortgagor, the Lenders have required that the Mortgagor and ALS secure the payment and performance of all obligations of the Borrower
(up to the Lien Amount in the case of principal) arising out of, or in connection with, the Credit Facility by the execution of this Mortgage.

         NOW, THEREFORE, in order to induce the Agent to make an advance of the Credit Facility to the Mortgagor, the Mortgagor and ALS, respectively, agree as follows:

                                    ARTICLE I

                       DEFINITIONS, RULES OF CONSTRUCTION


         Section 1.1  Definitions

         As used in this Mortgage, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the meanings indicated:

         "Access Laws" has the meaning given to such term in Section 4.23 (a) (Access Law).

         "Account," individually, and "Accounts," collectively mean with respect to the Mortgagor and with respect to the Manager pertaining to the Property, all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts arising out of or relating to all or any portion of the Property (including, without limitation, all rights to receive the payment of money or other consideration from, or on behalf of, any private pay resident), or by virtue of services rendered, loans and advances made or other considerations given, by or set forth in, or arising out of, any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements which gave rise to any or all of the foregoing insofar as they pertain to the Property, including all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, including, without limitation, all rights to receive payment of money or other consideration from, or on behalf of, any private pay patient, all rights to receive payments under all Resident Agreements, and all third-party payor contracts (including Medicare and Medicaid to the extent permitted by Laws), including, but not limited to, the Veterans Administration, Participation Agreements, and any and all depository

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accounts (other than resident trust accounts) into which the proceeds of all or any portion of such accounts may be now or hereafter deposited, and all Proceeds of the foregoing.

         "Additions" means any and all alterations, additions, accessions and improvements to Property, substitutions therefor, and renewals and replacements thereof.

         "Banking Days" means a day on which Agent is open for the conduct of substantially all of its banking business at its office in the city in which the
Note is payable and must also be a day on which dealings are carried on in the applicable interbank Eurodollar market.

         "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

         "Chattel Paper" means a writing or writings, whether presently existing or hereafter acquired or created, arising out of or relating to the Property, which evidences both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

         "Claim" means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including without limitation, reasonable fees, costs and expenses of attorneys, consultants, contractors and experts.

         "Condemnation" means any taking of title, of use, or of any other property interest to or in the Property under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any Person acting under Governmental Authority.

         "Condemnation Award" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation of the Property or threatened Condemnation of the Property.

         "Contracts of Sale" means any contracts for the sale of all or any part of the Property or any interest therein, whether now or hereafter executed, including, without limitation, all of the Proceeds thereof, any funds deposited thereunder to secure performance by the purchasers of their obligations and the right, after the occurrence of an Event of Default, to receive and collect all payments due under any contracts of sale.



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         "Default" means an event which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

         "Encumbrance" means any Lien, easement, right of way, roadway (public or private), common area, condominium regime, cooperative housing regime, restrictive covenant, Lease or other matter of any nature that would affect title to the Property.

         "Environmental Assessment" means a report of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Agent may request, prepared by a recognized environmental consulting firm reasonably acceptable to the Agent in all respects and sufficient in detail to comply with the Agent's established guidelines and the guidelines of any appropriate Governmental Authority.

         "Environmental Requirement" means any Law or other agreement or restriction, whether public or private (including but not limited to any condition or requirement imposed by any insurer or surety company), now existing or hereafter created, issued or enacted and all amendments thereto, modifications thereof and substitutions therefor, which in any way pertains to human health, safety or welfare, Hazardous Materials, Hazardous Materials Contamination or the environment (including but not limited to ground, air, water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Resource Conservation and Recovery Act (the Solid Waste Disposal Act), 42 U.S.C. ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; and the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.

         "Equipment" means all equipment, machinery, furniture and fixtures and supplies of every nature, presently existing or hereafter acquired or created, used or usable in connection with the Property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all Proceeds of the foregoing.

         "Event of Default" means the occurrence of any one or more of the events specified in ARTICLE VI (Events of Default) and the continuance of such event beyond the applicable cure periods, if any, set forth in ARTICLE VI (Events of Default).

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         "Expenses" means all reasonable costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by the Lenders in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Financing Documents, including, without limitation, reasonable attorney's fees, court costs, receiver's fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

         "Facility" means an assisted living facility, an independent living facility or a dementia care facility for persons with Alzheimer's disease and other forms of memory impairment, as the


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case may be, located on the Property and known as "Sterling House of Leawood,
Kansas" (the "Facility").

         "Financing Agreement" means the Financing and Security Agreement dated as of September 28, 1998 between the Mortgagor and the Agent which sets forth, among other things, the terms and conditions upon which the proceeds of the Credit Facility will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

         "Financing Documents" means this Mortgage, the Note, the Financing Agreement, the Assignment of Leases and any and all other documents which the Mortgagor and/or ALS or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

         "General Intangibles" means any and all general intangibles of every nature, whether presently existing or hereafter acquired or created, arising out of or relating to the Property, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Mortgagor and/or ALS, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks (excluding the "Wynwood", "Crossings", "Claire Bridge", "Wovenhearts", "Sterling House" and "Sterling Cottage" trademark or tradename), trademark licenses (excluding any license to the Mortgagor and/or ALS for the "Wynwood", "Crossings", "Claire Bridge", "Wovenhearts", "Sterling House" or "Sterling Cottage" trademarks or tradenames), licensing agreements, rights in intellectual property, goodwill, as that term is defined in accordance with generally accepted accounting principles in effect in the United States of America from time to time (including all goodwill of the Mortgagor's and/or ALS' business symbolized by, and associated with, any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interest in joint ventures or general or limited partnerships (but only with respect to a general or limited partnership relating to the Facility), all Licenses to the extent and only to the extent the same can be pledged or assigned in compliance with applicable law (whether or not designated with initial capital letters), construction permits, Operating Agreements and Management Contracts, Participation Agreements, Management Agreements and Resident Agreements to the extent and only to the extent the same can be pledged or assigned in compliance with applicable law (whether or not designated with initial capital letters), and all Proceeds of the foregoing.

         "Governmental Authority" means any governmental or quasi-governmental entity, including, without limitation, any department, commission, board, bureau, agency,


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administration, service or other instrumentality of any governmental entity.

         "Hazardous Materials" means any and all hazardous or toxic substances, wastes or materials which, because of their quantity, concentration, or physical, chemical or infectious



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characteristics, may cause or pose a present or potential hazard or nuisance to human health, safety or welfare or to the environment when used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled, including without limitation, any substance, waste or material which is or contains asbestos, radon, polychlorinated biphenyls, urea formaldehyde, explosives, radioactive materials or petroleum products.

         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Mortgage) of the Improvements, facilities, soil, ground water, air or other elements on, in or constituting a part of, the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, ground water, air or other elements on, in or constituting a part of, any other property as a result of Hazardous Materials at any time (whether before or after the date of this Mortgage) emanating from the Property.

         "Improvements" means the Facility and all other buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, or in any way used in connection with the use, enjoyment, occupancy or operation of the Land.

         "Instruments" means any and all notes, notes receivable, drafts, acceptances, and similar instruments or documents, both now owned or hereafter created or acquired arising out of or relating to the Facility (or any part thereof).

         "Inventory" means any and all inventory of the Mortgagor and/or ALS and all right, title and interest of the Mortgagor and/or ALS in, and to, all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease arising out of or relating to the Facility, including, without limitation, all supplies of any kind, nature or description which are used or consumed in the Mortgagor's and/or ALS' business and all documents of title or documents representing the same and all Proceeds and products of the foregoing.

         "Joint Venture Lease" means, if applicable to the Facility, a lease between Mortgagor and another entity formed as a joint venture between Manager or a Wholly Owned Subsidiary and one or more joint venture partners and formed as a single-purpose, bankruptcy-remote legal entity to operate the Facility.

         "Land" means the land described in Exhibit "A" attached hereto, together with (a) all estates, title interests, title reversion rights, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, gaps, gores, liberties, privileges, water rights, water courses, alleys, streets, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements and other rights, now or hereafter owned by the Mortgagor and/or ALS and belonging or appertaining to the Land, (b) all Claims whatsoever of the Mortgagor and/or ALS with respect to the Land, either at law or in equity, in possession or in expectancy, and (c) all estate, right, title and interest of the Mortgagor and/or ALS in and to


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all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to, the Land.

         "Laws" means federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

         "Leases" means all leases, subleases, license agreements and other occupancy or use agreements (whether oral or written) including Joint Venture Leases and all Resident Agreements, now or hereafter existing, which cover or relate to the Property, together with all options therefor, amendments thereto and renewals, modifications and guarantees thereof, including, without limitation, any cash or securities deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or securities are to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due and all rents, royalties, issues, income, profits and other benefits arising from the Property.

         "Licenses" means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, management, ownership and/or operation of the Property, accreditation of the Property, and/or the participation or eligibility for participation in any third party payment or reimbursement programs to the extent the Mortgagor or Manager is participating in such programs (but specifically excluding any and all Participation Agreements to the extent required by law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

         "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Manager" means ALS, and its successors and assigns, in its capacity as the manager and operator of the Facility.


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         "Material Lease" means a Lease that generates $25,000 per year or more in revenue for the Property.

         "Mortgage" means this Mortgage, Assignment and Security Agreement executed by the Mortgagor and ALS for the benefit of the Mortgagee, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
         "Mortgagee" means the Agent and all additional Lenders as may from time to time agree to lend a portion of the Credit Facility pursuant to the terms and conditions of an Agency Agreement (as defined in the Financing Agreement), and their successors and assigns.

         "Net Proceeds", when used with respect to any Condemnation Award or insurance proceeds allocable to the Property, means the gross proceeds from any Casualty or Condemnation remaining after payment of all reasonable expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

         "Notice" means a written communication delivered by hand, or sent by overnight courier, or by certified or registered mail, postage prepaid, return receipt requested, to the Person to whom such communication is to be given, at the following addresses:

         Agent:                     Bank United
                                    3200 Southwest Freeway
                                    Suite 2000
                                    Houston Texas 77027-7528
                                    Attention: William B. Roberson
                                               Vice President

         Mortgagor:                 ALS Holdings, Inc.
                                    c/o Alternative Living Services, Inc.
                                    450 North Sunnyslope Road
                                    Suite 300
                                    Brookfield, Wisconsin  53005
                                    Attention: Mark Ohlendorf
                                               and David M. Boitano

         ALS:                       Alternative Living Services, Inc.
                                    450 North Sunnyslope Road
                                    Suite 300
                                    Brookfield, Wisconsin  53005
                                    Attention: Mark Ohlendorf
                                               and David M. Boitano

or at such other address as any party shall have notified the others of in the manner set forth


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in this definition.

         "Obligations" means all present and future debts, obligations and liabilities of the Mortgagor to the Lenders arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note and any of the other Financing Documents, including, without limitation, the obligations to (a) pay all principal up to the Lien Amount (including, again without limitation, any principal advanced after the date of this Mortgage and any principal that is repaid and readvanced up to, but not exceeding the Lien Amount), interest, late charges and prepayment premiums (if any) due at any time under the Note, and (b) pay all Expenses, indemnification payments and other sums due at any time under this Mortgage together with interest thereon as provided in Section 4.19 (Reimbursement; Interest), and (c) perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which the Mortgagor and/or ALS is required by this Mortgage and any of the other Financing Documents, to perform, observe or comply with.

         "Operating Agreements and Management Contracts" means any and all contracts and agreements previously, now or at any time hereafter at any time entered into by the Mortgagor and/or the Manager with respect to the acquisition, construction or renovation of a significant nature, expansion, ownership, operation, maintenance, use or management of the Property or otherwise concerning the operations and business of the Property, including, without limitation, any and all service and maintenance contracts, any employment contracts, any and all management agreements other than the Management Agreement, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Property, as the same may from time to time be amended, restated, supplemented, renewed or modified.

         "Participation Agreements" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of Mortgagor and/or Manager relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may from time to time be amended, restated, extended, supplemented or modified.

         "Permitted Encumbrances" means (a) the Encumbrances set forth in the Commitment for Title Insurance No. 984223 issued on July 9, 1998 by Chicago Title Insurance Company, as updated to the date of this Mortgage, (b) this Mortgage, (c) any Leases so long as such Leases are subject and subordinate to this Mortgage if and to the extent required to be subordinate pursuant to
Section 4.14 (Leases) of this Mortgage, (d) liens for Property Assessments which are either (i) not delinquent, or (ii) being contested in accordance with the provisions of Section 4.20 (Permitted Contests), and (e) Resident Agreements.


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         "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.

         "Personalty" means all of the Mortgagor's and/or ALS' interest in personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including, without limitation, (a) the Equipment, (b) the Accounts, (c) all Licenses to the extent and only to the extent the same can be pledged or assigned in compliance with applicable law (whether or not designated with initial capital letters), and all Operating Agreements and Management Contracts (provided all of such Operating Agreements and Management Contracts with non-affiliated parties that are for more than one (1) year in duration shall be subordinate to this Mortgage, and the Lenders shall have no responsibility for the performance of the Mortgagor's and/or ALS' obligations thereunder), and (d) all General Intangibles, Chattel Paper, Instruments and Inventory, and (e) with respect to the Property, any and all plans and specifications, contracts and subcontracts for the construction or repair of the Improvements, sewer and water taps, allocations and agreements for utilities, bonds, permits, licenses, guarantees, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, refunds of fees or deposits paid to any Governmental Authority, letters of credit and policies of insurance; together with all Additions to the Personalty and Proceeds thereof.

         "Proceeds", when used with respect to any of the collateral described in this Mortgage, means all proceeds within the meaning of the Uniform Commercial Code of the State and shall also include the proceeds of any and all insurance policies.

         "Property" means the Land, the Improvements and the Personalty, and all Additions to, and Proceeds of, all of the foregoing.

         "Property Assessments" means all taxes, payments in lieu of taxes, water rents, sewer rents, ground rents, assessments, condominium charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

         "Real Property" means the Land and the Improvements, and all Additions to, and Proceeds of, each of the foregoing.

         "Reimbursement Rate" means the Post-Default Rate (as defined in the Financing Agreement).


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         "Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, or from any Lease or other use or occupancy agreement pertaining to the Property.

         "Resident Agreements" means any and all contracts, authorizations, agreements and/or consents executed by or on behalf of any resident or other person seeking services from the Mortgagor and/or Manager pursuant to which the Mortgagor and/or Manager provides or furnishes health or assisted living care and related services at the Property, including the consent to treatment, assignment of payment of benefits by third party, as amended, restated, or substituted from time to time.

         "State" means the State of Kansas.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on the Mortgagor and/or Manager or on any of their respective properties or assets or any part thereof or in respect of any of their respective franchises, businesses, income or profits.

         "Transfer" means any direct or indirect sale, assignment, conveyance or transfer, including, without limitation, any contract or agreement to sell, assign, convey or transfer, whether made with or without consideration.

         "Wholly Owned Subsidiary" or "Wholly Owned Subsidiaries" means one or more subsidiaries 100% owned by ALS which is or has been created for the sole purpose of acquiring, constructing, owning and operating the Facility.

         Section 1.2  Rules of Construction.

         The words "hereof", "herein", "hereunder", "hereto", and other words of similar import refer to this Mortgage in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants". The headings of this Mortgage are for convenience only and shall not define or limit the provisions hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (d) to Section numbers are to the respective Sections contained in this Mortgage unless expressly indicated otherwise. If the Mortgagor is two (2) or more Persons, the term "Mortgagor" shall also refer to all of the Persons signing this Mortgage as a Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. The Agent may release, compromise, modify or settle with any of the Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of the Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of the Mortgagor and/or ALS.

                                   ARTICLE II

                      GRANTING CLAUSES; CONDITION OF GRANT

         In order to secure the prompt payment and performance of the Obligations, each of the Mortgagor and, to the extent of its interest, if any, therein, ALS (a) mortgages, warrants (subject to Permitted Encumbrances), grants, bargains, sells and conveys the Real Property unto the Agent, for itself and as agent for the Lenders, to have and to hold the Real Property in fee simple forever; and (b) grants the Agent, for itself and as agent for the Lenders, a lien on, and security interest in, the Personalty; and (c) unconditionally and absolutely assigns the Leases and Rents to the Agent, for itself and as agent for the Lenders (but subject to the license for collection of Rents described in Section 4.14(b) (Leases)); and (d) assigns to, and grants the Agent, for itself and as agent for the Lenders, a security interest in, any Contracts of Sale; and (e) assigns and grants to the Agent, for itself and as agent for the Lenders, all Condemnation Awards and any insurance proceeds payable with respect to any Casualty. If and when the Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Financing Agreement, the Agent will provide a release of this Mortgage to the Mortgagor and ALS, and, to the extent permitted by Laws, the Mortgagor shall be responsible for the recordation of such release and payment of any recording costs.

         This instrument secures, inter alia, obligations which may provide for obligatory future advances and/or revolving credit advances or readvances, which when made, shall have the same priority as advances or readvances made on the date hereof whether or not (a) any advances or readvances were made on the date hereof and (b) any indebtedness is outstanding at the time any advance or readvance is made. Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument at any one time shall in no event exceed $2,850,000.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.

         The Mortgagor and ALS make the following representations and warranties to the Lenders:

         Section 3.1 Organization, Power and Authority of the Mortgagor and ALS; Financing Documents.

         The Mortgagor and ALS (a) are corporations duly organized, existing and in good standing under the laws of the state in which they are organized, and are duly qualified to do business and in good standing in the State (if different from the state of their formation) and in any other state in which they conduct business, and (b) have the power, authority and legal right to own their property and carry on the business now being conducted by them and to engage in the transactions contemplated by the Financing Documents. The execution and delivery of, and the carrying out of the transactions contemplated by, the Financing Documents executed by the Mortgagor and/or ALS, and the performance and observance of the terms and conditions of such Financing Documents, have been duly authorized by all necessary corporate action of the Mortgagor and ALS, respectively. The Financing Documents to which the Mortgagor and/or ALS are parties constitute the valid and legally binding obligations of the Mortgagor and ALS, respectively, and are fully enforceable against the Mortgagor and ALS in accordance with their respective terms.

         Section 3.2  Other Documents; Laws.

         The execution and performance of the Financing Documents executed by the Mortgagor and/or ALS and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the corporate charter and bylaws of the Mortgagor and/or ALS, or any contract, agreement, document or other instrument to which the Mortgagor and/or ALS are parties or by which the Mortgagor and/or ALS may be bound or affected, and do not and will not violate or contravene any Law to which the Mortgagor and/or ALS are subject.

         Section 3.3  Taxes

         The Mortgagor has filed all federal, state, county and municipal Tax returns required to have been filed by the Mortgagor and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by the Mortgagor.

         Section 3.4  Legal Actions

         There are no (a) Claims pending or, to the best of the Mortgagor's knowledge and belief, threatened, against or affecting the Mortgagor, the Mortgagor's business or the Property, or (b) investigations at law or in equity, before or by any court or Governmental Authority, pending or, to the best of the Mortgagor's knowledge and belief, threatened, against or affecting the Mortgagor, the Mortgagor's business, or the Property. The Mortgagor is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting the Mortgagor or the Property.

         Section 3.5  Nature of Credit Facility; Usury; Disclosures.

         The Mortgagor and ALS are business or commercial organizations, and the Credit Facility is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. The rate of interest charged on the Credit Facility does not, and will not, violate any usury Law or interest rate limitation. The Credit Facility is not subject to the federal Consumer Credit Protection Act (15 U.S.C. ss.1601 et. seq.) nor any other federal or state disclosure or consumer protection laws.

         Section 3.6  Trade Names.

         The Mortgagor and/or ALS conduct their respective businesses at the Property solely under the name set forth in the Preamble to this Mortgage and make use of no trade names in connection therewith other than Sterling House of Leawood, Kansas, unless such trade names have been previously disclosed to the Agent in writing.


         Section 3.7  Warranty of Title.

         The Mortgagor and/or ALS are (a) the owner of the fee simple legal title to the Real Property, (b) except for the Permitted Encumbrances, the owner of all of the beneficial and/or equitable interest in and to the Real Property, and (c) lawfully seized and possessed of the Real Property. The Mortgagor and ALS have the right and authority to convey the Real Property and do hereby warrant specially, and agree to defend, the Real Property and the title thereto, whether now owned or hereafter acquired, against all Claims by any Person claiming by, through, or under the Mortgagor and/or ALS. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

         Section 3.8  Property Assessments.

         The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

         Section 3.9  Independence of the Real Property.

         No building or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

         Section 3.10 Existing Improvements.

         The existing Improvements, if any, were constructed, and are being maintained, in accordance with all applicable Laws, including, without limitation, zoning Laws.

         Section 3.11 Personalty.

         The Mortgagor and/or ALS have good title to the Equipment, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances.

         Section 3.12 Leases, Rents, Contracts of Sale.

         The Leases, Rents and Contracts of Sale are not subject to any Encumbrance other than the Permitted Encumbrances.

         Section 3.13 Presence of Hazardous Materials or Contamination; Compliance With Environmental Requirements.

         To the best of the Mortgagor's and ALS' knowledge and belief, (a) no Hazardous Materials are currently located on the Property, nor is the Property affected by any Hazardous Materials Contamination, (b) the Property has never been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, and (c) no property in the vicinity of the Real Property has ever been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, nor is any such property affected by Hazardous Materials Contamination. The present condition and uses of, and activities on, the Property do not violate any Environmental Requirement and the uses of the Property which the Mortgagor and/or ALS and each tenant and subtenant, if any, intend in the future to make of the Property comply and will comply with all applicable Environmental Requirements. Neither the Mortgagor or ALS, nor to the Mortgagor's or ALS' knowledge, any tenant, subtenant or resident, has obtained or is required to obtain any permit or other authorization to construct, occupy, operate, use or conduct any activity on, the Property by reason of any Environmental Requirement. Neither the Mortgagor nor ALS has received no notice, and is not aware, of any Claim involving a violation of any Environment Requirement with respect to the Property or any parcel in the vicinity of the Real Property or any operation conducted on the Property or on any parcel in the vicinity of the Real Property. There is no Environmental Requirement that requires any work, repair, construction, capital expenditure, or other remedial work of any nature whatsoever to be undertaken with respect to the Property.

                                   ARTICLE IV

                             AFFIRMATIVE COVENANTS.


         Section 4.1  Obligations.

         The Mortgagor agrees to promptly pay and/or perform all of the Obligations, time being of the essence in each case.

         Section 4.2  Insurance.

         The Mortgagor or ALS shall maintain the following insurance at its sole cost and expense:

                  (a) During any period of construction upon the Property, insurance against Casualty to the Property under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism and malicious mischief in the form of an "all risk" 100% non-reporting policy and containing such other extended coverage as Agent may require. Unless otherwise agreed in writing by the Agent, such insurance shall be for the greater of (i) the full insurable value of the Property, or (ii) the Lien Amount. The deductible amount under such policy or policies shall not exceed $5,000. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term "full insurable value" means the actual replacement cost of the Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items). The "full insurable value" shall be determined from time to time at the request of the Agent (but not more frequently than once every three (3) years) by an appraiser or appraisal company or one of the insurers, who shall be selected and paid for by the Mortgagor or ALS but subject to the Agent's approval. In no event shall such insurance contain a co-insurance provision. Upon completion of construction, the policy shall be converted to a standard hazard insurance policy with extended coverage endorsement and insurance for boiler or pressure vessel explosion (if there are boilers or pressure vessels located on the property), in form and amount as Agent shall require.


                  (b) Comprehensive general public liability insurance for injuries to Persons and damage to property, in limits of not less than $5,000,000 for the aggregate of all occurrences during any given annual policy period. Such insurance shall name the Agent on behalf of the Lenders as loss payee thereunder as a certificate holder.


                  (c) Workers' compensation insurance for all employees of the Mortgagor and ALS in such amount as is required by Law.


                  (d) During any period of construction upon the Property, the Mortgagor or ALS shall maintain, or cause others to maintain, builder's risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored at or upon the Property.


                  (e) If at any time the Property is in an area that has been identified by the Federal Emergency Management Act as having special flood and mudslide hazards, and flood insurance is available in such area under the Flood Disaster Protection Act of 1973, the Mortgagor or ALS shall purchase and maintain a flood insurance policy in form and amount acceptable to the Agent. In the event that the Property is not in an area having special flood and mudslide hazards, the Mortgagor or ALS shall deliver to the Agent upon request evidence satisfactory to the Agent stating that the Property is not in such a flood or mudslide hazard area.

                  (f) Upon the issuance of a certificate of occupancy for the Property, the Mortgagor or ALS shall obtain business interruption insurance in an amount equal to at least twelve (12) months debt service on the Lien Amount.


                  (g) To the extent that health care professionals are employed by the Manager or the Mortgagee, Mortgagor shall obtain medical liability, malpractice and other health care professional liability insurance protecting Manager and Mortgagee, as the case may be, against claims arising from the professional services performed by Manager or Mortgagee, as the case may be, with limits of no less than $1,000,000 with respect to injury or death for each person or occurrence and $3,000,000 in the aggregate for claims made for injury or death in any one year, and an umbrella policy insuring against such liability in an aggregate amount of $5,000,000. In the alternative, at Mortgagor's option, Mortgagor may cause Manager to obtain and maintain such insurance.


                  (h) The Mortgagor or ALS will obtain and keep in force such other and further insurance as may be required from time to time by the Agent in order to comply with regular requirements and practices of the Agent in similar transactions.

         Each policy of insurance shall (i) be issued by one or more recognized, financially sound and responsible insurance companies approved by the Agent and which are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding subsections (a), (d), and (e), have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling the Agent on behalf of the Lenders without contribution to collect any and all proceeds payable under such insurance, (iii) provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to the Agent, and (iv) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Mortgagor or ALS which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Unless an escrow account has been established for insurance premiums pursuant to Section 4.5 (Property Assessments; Escrow), the Mortgagor or ALS shall promptly pay all premiums when due on such insurance and, on or prior to the expiration dates of each such policy, the Mortgagor or ALS will deliver to the Agent a renewal policy or policies marked "premium paid" and ACORD evidence of insurance or other evidence of payment satisfactory to the Agent. The Mortgagor or ALS will immediately give the Agent Notice of any cancellation of, or change in, any insurance policy. The Lenders shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.

         Section 4.3  Adjustment of Condemnation and Insurance Claims.

         The Mortgagor or ALS shall give prompt Notice to the Agent of any Casualty or any Condemnation or threatened Condemnation. The Agent is authorized, at its sole option, to commence, appear in and prosecute, in its own and/or the Lenders' names or in the

Mortgagor's and/or ALS' names, any action or proceeding relating to any Condemnation or Casualty, and to settle or compromise any Claim in connection therewith. In such case, the Agent may also deduct from any payment all of the Lenders' Expenses. The Agent agrees, however, that, so long as no Event of Default has occurred, it will not settle or compromise any such Claim without the prior written consent of the Mortgagor or ALS, which consent shall not be unreasonably withheld or delayed. If the Agent elects not to adjust a Claim, the Mortgagor and ALS agree to promptly pursue the settlement and compromise of the Claim subject to the Agent's approval that will not be unreasonably withheld or delayed. If, prior to the receipt by the Agent of any Condemnation Award or insurance proceeds, the Property shall have been sold pursuant to the provisions of Section 7.2 (Foreclosure), the Agent on behalf of the Lenders shall have the right to receive such funds to the extent of (a) any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied), and (b) necessary to reimburse the Lenders for their Expenses. The Mortgagor and ALS agree to execute and deliver from time to time, upon the request of the Agent, such further instruments or documents as may be requested by the Agent to confirm the grant and assignment to the Lenders of any Condemnation Awards or insurance proceeds.

         Section 4.4  Application of Net Proceeds.

         Net Proceeds must be applied to either the payment of the Obligations, or the restoration of the Property. Unless an Event of Default has occurred and continued beyond any applicable cure period, at Mortgagor's request Net Proceeds shall be applied to the restoration of the Property as hereinafter provided. Subsequent to such an Event of Default, the Lenders shall determine, in their sole discretion, the manner in which Net Proceeds are to be applied. In the event that, and to the extent that, Net Proceeds are to be applied to the restoration of the Property, each of the following conditions must also be met and complied with:


                  (a) An escrow account shall have been established with the Agent composed of Net Proceeds, and, if necessary, additional deposits made by the Mortgagor, which, in the reasonable judgment of the Agent, are sufficient to restore the Property to its use, value and condition immediately prior to the Casualty or Condemnation. The Agent shall be entitled, at the expense of the Mortgagor, to consult such professionals as the Agent may deem necessary, in its sole discretion, to determine the total costs of restoring the Property. No interest will be paid on funds in the escrow account. The Mortgagor and ALS hereby assign to, and grant the Agent, for itself and as agent for the Lenders, a security interest in, such escrow account and the funds therein to secure the payment and performance of the Obligations.


                  (b) All Material Leases must continue in full force and effect (subject to rent abatement during restoration as may be provided in the Material Leases) or, if terminated, the terminated Material Leases must have been replaced with Material Leases of equal quality in the reasonable judgment of the Agent. Any tenant having the right to terminate its Material

Lease due to the Casualty or Condemnation, and which has not exercised that right, shall have confirmed in writing to the Agent its irrevocable waiver of such termination right.


                  (c) Proceeds from rental loss or business interruption insurance, or both, or other moneys of the Mortgagor or ALS, must be available to the Mortgagor or ALS in such amounts as the Agent, in its reasonable judgment, considers sufficient to pay the debt service under the Note, and all Property Assessments, insurance premiums and other sums becoming due from the Mortgagor pursuant to this Mortgage and the Note during the time required for restoration.


                  (d) All restoration will be conducted under the supervision of an architect or engineer, or both, selected and paid for by the Mortgagor or ALS and approved in advance by the Agent, and by a general contractor who shall be approved by the Agent and shall have executed a fixed price contract.


                  (e) The restoration will be performed pursuant to plans and specifications approved by the Agent.

         If any of the foregoing conditions are not satisfied, the Agent may, in its sole discretion, apply Net Proceeds to the payment of the Obligations.

         If applied to restoration, Net Proceeds (and any other funds required to be deposited with the Agent) shall be disbursed from time to time in accordance with the terms and conditions of the construction loan agreement most commonly used by the Agent at the time of the Casualty or Condemnation for major commercial construction loans, and subject also to the following conditions (which shall control in the event of any conflict with the provisions of such construction loan agreement):

                  (a) Restoration shall commence within thirty (30) days following receipt of the Net Proceeds by the Agent and shall be completed within such time as may be reasonably determined by the Agent in view of the extent of the Casualty or Condemnation but, in any event, shall be completed within a reasonable period after the date the Net Proceeds are received.

                  (b) At the time of each disbursement, (i) no Material Leases shall have been terminated which either singularly or in the aggregate affect more than ten percent (10%) of the leasable area of the Property unless the same have been replaced with Material Leases of equal quality, in the reasonable judgment of the Agent, and (ii) no Default shall have occurred.

                  (c) Restoration shall be performed in accordance with the requirements of Section 5.4 (Additional Improvements).

                  (d) With respect to each disbursement and accompanying each request therefor, there shall be delivered to the Agent (i) a certificate addressed to the Agent on behalf of the Lenders from the architect or engineer supervising the restoration stating that such disbursement is to pay the cost of restoration not paid previously by any prior disbursement, that all restoration completed to the date of such certificate has been completed in accordance with applicable Laws and the approved plans and specifications, and that the amount of such disbursement, together with all other disbursements, does not exceed ninety percent (90%) of the aggregate of all costs incurred or paid on account of work, labor or services performed on, and materials installed in, the Property at the date of such certificate, and (ii) evidence satisfactory to the Agent that all Claims then existing for labor, services and materials have been paid in full or will be paid in full from the proceeds of the disbursement requested.

                  (e) The final ten percent (10%) holdback shall be disbursed only upon delivery to the Agent on behalf of the Lenders, in addition to the items required in paragraph (d) above, of the following:

                           (i) Final waivers of Liens from all contractors and subcontractors.

                           (ii) A certificate of the architect or engineer stating that the restoration has been completed in a good and workmanlike manner, in accordance with the plans and specifications approved by the Agent and in accordance with all applicable Laws.

                           (iii) An estoppel affidavit from each tenant occupying or leasing space in the Property under a Material Lease stating that its Material Lease is in full force and effect.

                  (f) Immediately upon the occurrence of any Event of Default, the Lenders may apply Net Proceeds and any other sums deposited with the Agent to the repayment of the Obligations.

         Section 4.5  Property Assessments; Escrow.


                  (a) Unless an escrow account for payment of Property Assessments is created pursuant to subsection (c) below, the Mortgagor or ALS will (i) promptly pay in full and discharge all Property Assessments, and (ii) exhibit to the Agent, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalties commence to accrue thereon.

                  (b) In the event of the passage of any Law subsequent to the date of this Mortgage in any manner changing or modifying the Laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting any such taxes so as to adversely affect the Lenders (including, without limitation, a requirement that internal revenue stamps be affixed to this Mortgage or any of the other Financing Documents), the Mortgagor or ALS will promptly pay any such tax. If the Mortgagor or ALS fails to make such prompt payment, or if any Law prohibits the Mortgagor or ALS from making such payment or would penalize the Lenders if the Mortgagor or ALS makes such payment, then the entire unpaid balance of the Obligations shall, without Notice, immediately become due and payable at the sole option of the Agent. In no event, however, shall any income taxes of the Lenders or franchise taxes of the Lenders measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by the Mortgagor or ALS.

                  (c) Upon demand by the Agent after the occurrence of a Default, the Mortgagor or ALS shall pay to the Agent monthly, on any date selected by the Agent, such amount as the Agent from time to time estimates will generate sufficient funds to pay all Property Assessments and premiums for the insurance required by Section 4.2 (Insurance) prior to the date such Property Assessments or insurance premiums next become due. The Agent's estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Any deficiencies shall be promptly paid by the Mortgagor or ALS to the Agent on demand. The Mortgagor or ALS shall transmit bills for the Property Assessments and insurance premiums to the Agent as soon as received. When the Agent has received from the Mortgagor or ALS, or on its account, funds sufficient to pay the same, the Agent shall, except as provided below following an Event of Default, pay such bills. Payments for such purposes may be made by the Agent at its discretion even though subsequent owners of the Property may benefit thereby. Upon foreclosure or release of this Mortgage or, to the extent permitted by Law, upon the occurrence of an Event of Default, the Lenders may apply any sums so deposited to the payment of the Obligations. If from time to time funds are accumulated under the terms of this Section in excess of the amount needed to pay the Property Assessments and such insurance premiums, the Mortgagor at least annually shall be given the option of (i) receiving a refund of the excess funds, (ii) applying the excess funds to the payment of the Obligations (provided prepayment is then permitted without penalty pursuant to the Note), or (iii) permitting the excess funds to remain in the escrow account established pursuant to this Section. If the Mortgagor or ALS fails to give Notice to the Agent of its intent with respect to the application of the excess funds as provided in this Section within sixty (60) days from the date the Agent mailed notice of the accumulation of the excess funds, the Agent shall promptly return the excess funds to the Mortgagor. Within sixty (60) days after receipt from the Mortgagor or ALS of a Notice requesting a refund, the Agent shall also return excess funds to the Mortgagor.

         Section 4.6  Compliance with Laws.

         The Mortgagor and ALS will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

         Section 4.7 Maintenance and Repair of the Property.

         The Mortgagor or ALS, at the Mortgagor's or ALS' sole expense, will (a) keep and maintain the Improvements and the Equipment in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to the Improvements and Equipment, so that each part of the Improvements and all of the Equipment shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

         Section 4.8  Additions to Security.

         All right, title and interest of the Mortgagor and ALS in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Equipment hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by the Mortgagor or ALS, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor or ALS and specifically described in the granting clauses hereof. The Mortgagor and ALS agree, however, to execute and deliver to the Agent such further documents as may be required pursuant to
Section 8.2 (Further Assurances).

         Section 4.9  Inspection.

         The Mortgagor and ALS will permit the Lenders, or one or more of them, or any Person authorized by the Agent, to enter and make inspections of the Property at all reasonable times and as often as may be requested by the Lenders. Subject to the provisions of Section 4.18, the Lenders, or one or more of them, shall provide to Mortgagor or ALS Notice of its intention to conduct such an inspection not less than two (2) Banking Days prior to making such inspection. The Lenders shall use good faith efforts to accommodate the reasonable privacy rights of residents in the Facility.

         Section 4.10 Management.

         The Mortgagor or ALS at all times shall provide for the competent and responsible management and operation of the Property. Any management contract or contracts affecting the Property must be approved in writing by the Agent prior to the execution of the same. The Agent hereby approves the Management Agreement with respect to the Property and certain other properties.

         Section 4.11 Books and Records.

         The Mortgagor or ALS will keep and maintain full and accurate records and books administered in accordance with generally accepted accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. The Mortgagor and ALS shall permit the Lenders, or one or more of them, or any Person authorized by the Agent, to inspect and examine such records and books (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by the Lenders, or one or more of them.

         Section 4.12 Estoppel Certificates.

         Within ten (10) days after any request by the Agent or a proposed assignee or purchaser of the Credit Facility, the Mortgagor and ALS shall certify in writing to the Lenders, or to such proposed assignee or purchaser, the then unpaid balance of the Credit Facility and whether the Mortgagor or ALS have any right of defense or setoff to the payment or performance of any of the Obligations.

         Section 4.13 Subrogation.

         To the extent permitted by Law, the Lenders shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by the Lenders whether or not from the proceeds of the Credit Facility. This Section shall not be deemed or construed, however, to obligate the Lenders to pay or discharge any Lien.

         Section 4.14 Leases.


                  (a) Any and all Material Leases or Joint Venture Leases on any portion of the Property (other than Resident Agreements) may only be entered into with the prior written consent of the Agent. All Resident Agreements (to the extent that the form thereof is not mandated by Governmental Authorities) and non-Material Leases shall be entered into on the Mortgagor's or ALS' standard form, pre-approved by Agent. Unless otherwise agreed to by Agent, Leases shall (i) be at market rents, (ii) other than Resident Agreements, be subordinate to the lien of this Mortgage (provided that Joint Venture Leases and Material Leases shall be subordinate to the lien of this Mortgage pursuant to the terms of such Leases or subordination agreements acceptable to the Agent (but in all cases there shall be nondisturbance provisions for Joint Venture Leases and, if acceptable to the Agent, for other Material Leases)), (iii) other than Resident Agreements, contain attornment language requiring each tenant to attorn to any subsequent purchaser of the Property, (iv) other than with respect to Joint Venture Leases and other than with respect to Material Leases with respect to which the Agent has agreed to a nondisturbance provision, not contain non-disturbance language entitling such tenant to remain at the Property after any sale of such Property, and shall be in all other respects acceptable to the Agent. At any time, within thirty (30) days after Notice from the Agent, the Mortgagor or ALS will deliver to the Agent a written description in such reasonable detail as the Agent may request of all of the Leases, including, without limitation, the names of all tenants, the terms of all Leases and the Rents payable under all Leases, and, on demand, the Agent will furnish to the Agent fully executed copies of any Leases and such subordination and attornment agreements as the Agent may request in accordance with the foregoing provision. If any Lease provides for the giving by the tenant of certificates with respect to the status of such Lease, the Mortgagor or ALS (as required) shall exercise its right to require such certificate within ten (10) days after any request by the Agent. Within thirty (30) days after any request by the Agent, the Mortgagor or ALS (as required) will notify all tenants under existing Leases, and agrees to thereafter notify all tenants under future Leases, that (i) the Mortgagor and/or ALS collect and receive all Rents pursuant to the license granted to it hereunder, and (ii) upon Notice from the Agent that such license has been revoked, the tenant shall pay all unpaid Rent directly to the Agent.


                  (b) So long as no Event of Default has occurred, the Mortgagor and ALS shall have a license (which license shall terminate automatically and without Notice upon the occurrence of an Event of Default) to collect upon, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for the Lenders. Each month, provided no Event of Default has occurred, the Mortgagor and ALS may retain such Rents as were collected that month and held in trust for the Lenders. Upon revocation of such license and following notification to the tenants under the Leases by the Agent that Rents are to be paid to the Agent, all Rents shall be paid directly to the Agent and not through the Mortgagor or ALS. A demand by the Agent on any tenant for the payment of Rent shall be sufficient to warrant such tenant to make future payments of Rent to the Agent without the necessity of further consent by the Mortgagor or ALS.


                  (c) The Mortgagor or ALS, at its sole cost and expense, will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under any Leases and will appear in and defend, at its sole cost and expense, any action or proceeding arising under, or in any manner connected with, such Leases.


                  (d) Neither the Mortgagor nor ALS will assign the whole or any part of the Leases or Rents without the prior written consent of the Agent, and any assignment without such consent shall be null and void.


                  (e) The Mortgagor and ALS will promptly perform all of their obligations under any Leases. Neither the Mortgagor nor ALS will, without the prior written consent of the Agent, (i) other than under or with respect to Resident Agreements in the ordinary course of business, cancel, terminate, accept a surrender of, reduce the payment of rent under, or accept any prepayment of rent for more than one (1) month in advance under, any Lease, or
(ii) permit a Lien on the Property superior to any Lease, other than this Mortgage.


                  (f) If any Lease is subordinate (either by its date, its express terms, or by subsequent agreement of the tenant) to this Mortgage, such Lease shall be subject to the condition (and this Mortgage so authorizes) that, in the event of any sale of the Property pursuant to the provisions of Section
7.2 (Foreclosure), but subject to any non-disturbance agreement of the Lenders with respect to such Lease, the Lease (other than any Resident Agreement) shall, at the sole option of the Agent or any purchaser at such sale, either (i) continue in full force and effect as set forth in the required advertisement of sale, and the tenant or tenants thereunder will, upon request, attorn to and acknowledge in writing the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from the Agent or any purchaser or purchasers, terminate within ninety (90) days from the date of sale. As to any Lease, neither the Lenders nor any purchaser or purchasers at foreclosure shall be bound by any payment of rent for more than one (1) month in advance or by any amendment or modification of the Lease made without the prior written consent of the Agent or, subsequent to a foreclosure sale, such purchaser or purchasers. Notwithstanding the foregoing, the tenant under any existing or future Joint Venture Lease shall execute a subordination, non-disturbance and attornment agreement in compliance with Section 4.14 (Leases) of the Mortgage and otherwise in form and substance satisfactory to Agent as a condition to Agent's approval of such Joint Venture Lease.

                  (g) The Lenders shall not be obligated to perform or discharge any obligation of the Mortgagor or ALS under any Lease. This assignment of the Leases in no manner places on the Lenders any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown). The Mortgagor and ALS agree to indemnify the Lenders for, and forever hold them harmless from, any and all Claims arising out of, or in connection with, any Leases or any assignment thereof.

         Section 4.15 Contracts of Sale.

         Following the occurrence of an Event of Default, the Mortgagor and ALS irrevocably authorize the Agent, at its sole option, to collect, in the name of the Mortgagor and/or ALS or in its own name as assignee, all payments due or to become due under any Contract of Sale. The Mortgagor and ALS agree that they will facilitate in every reasonable way the collection by the Agent of such payments, and will, upon written request by the Agent, execute a written notice and deliver the same to each purchaser directing the purchaser to make such payments to the Agent. In no event shall the Lenders be accountable for more moneys than they actually receive pursuant to a Contract of Sale, nor shall the Lenders be liable for any failure to collect payments under any Contract of Sale. The right to determine the method of collection and the extent to which the enforcement of collection shall be prosecuted is reserved to the sole discretion of the Agent. The Mortgagor and/or ALS, without the prior written consent of the Agent, will not execute any assignment of any Contract of Sale or the payments due thereunder. The Mortgagor and/or ALS shall furnish to the Agent, within ten (10) days after a written request from the Agent, a written certification containing the names of all contract purchasers of the Property and shall attach to such certification a copy of any Contract of Sale. Nothing contained in this Section shall (a) be construed as a consent by the Lenders to any Transfer of the Property, or (b) constitute a delegation to the Lenders of any of the Mortgagor's duties or obligations under any Contract of Sale. The Mortgagor and ALS agree to indemnify the Lenders for, and forever hold them harmless from, any Claim arising out of, or in connection with, any Contract of Sale.

         Section 4.16 Taxes.

         The Mortgagor shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with Section 4.20 (Permitted Contests).

         Section 4.17 Hazardous Materials; Contamination.

                  (a) The Mortgagor and ALS agree to (i) give Notice to the Agent within five (5) Banking Days of the Mortgagor's or ALS' acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination or of any Claim made or threatened against the Mortgagor, ALS or the Property with respect to any Environmental Requirement with a full description thereof; (ii) at the Mortgagor's or ALS' sole cost and expense, promptly comply with any and all Environmental Requirements relating to the Property or such Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance; (iii) provide the Agent, within thirty (30) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of complying with such Environmental Requirements and removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established on the Property as a result thereof; and (iv) take whatever other action as the Agent may deem necessary or appropriate to restore to the Mortgagor and ALS the full use and benefit of the Property as contemplated by the Financing Documents.


                  (b) The Mortgagor and ALS shall immediately upon the receipt of Notice from the Agent, which may be given at any time and from time to time by the Agent in its sole discretion after the occurrence of a Default or at any time that Lenders have a reasonable belief that Hazardous Materials may be on the Property or that Hazardous Materials Contamination may be on the Property or that any claim may be made or threatened against the Mortgagor, ALS or the Property with respect to any Environmental Requirement, cause an Environmental Assessment to be undertaken with respect to the Property and furnish the same to the Agent within thirty (30) days after the date of the Agent's request. The cost of any such Environmental Assessment shall be borne exclusively by the Mortgagor and ALS. The Mortgagor and ALS shall cooperate with each environmental consulting firm engaged to make any such Environmental Assessment and shall supply to each such environmental consulting firm, from time to time and promptly on request, all information available to the Mortgagor and/or ALS to facilitate the completion of the Environmental Assessment. Notwithstanding the foregoing, the Lenders shall be under no duty to require the preparation of any Environmental Assessment of the Property, and in no event shall any such Environmental Assessment by the Lenders be or give rise to any representation or warranty by the Lenders that Hazardous Materials are or are not present on the Property, or that there has been compliance by the Mortgagor, ALS or any other Person with any Environmental Requirement.


                  (c) The Mortgagor and ALS shall protect, indemnify, defend and hold the Lenders, any Persons owned or controlled by, owning or controlling, or under the common control of or affiliated with, any of the Lenders, any participants in the Credit Facility, the directors, officers, employees and agents of any of the Lenders, and/or such other Persons, and the heirs, personal representatives, successors and assigns of each of the foregoing, harmless from and against any and all Claims of any kind or nature whatsoever arising out of or in any way connected with any investigative, enforcement, cleanup, removal, containment, remedial or other private, governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement against the Mortgagor and/or ALS or the Lenders or against or with respect to the Property or any condition, use or activity on the Property or at any time threatened or made by any Person against the Mortgagor and/or ALS or the Lenders or against or with respect to the Property or any condition, use or activity on the Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Materials or Hazardous Materials Contamination. Upon demand by the Agent, the Mortgagor and/or ALS shall diligently defend any such Claim which affects the Property or is made or commenced against the Lenders, whether alone or together with the Mortgagor, ALS or any other Person, all at the Mortgagor's and/or ALS' sole cost and expense and by counsel to be approved by the Agent in the exercise of its reasonable judgment. In the alternative, the Lenders may at any time elect to conduct their own defense through counsel selected by the Lenders and at the cost and expense of the Mortgagor and ALS.


         Section 4.18 Right to Perform.

         If the Mortgagor and ALS fail to promptly pay or perform any of the Obligations, the Agent, after the giving of any applicable Notice and the expiration of any applicable cure period that would transform the failure of Mortgagor or ALS to pay or perform an Obligation into an Event of Default (provided that no Notice or opportunity to cure shall apply with respect to this Section 4.18 if the Agent reasonably believes that the lien of the Mortgage against the Property may be impaired or the condition and value of the Property may materially decline by virtue of the delay which would result from the giving of any such Notice and/or opportunity to cure), but without further Notice to or demand upon the Mortgagor or ALS, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor and ALS. The Lenders may enter upon the Property for that purpose and take all action thereon as the Lenders consider necessary or appropriate. All Expenses incurred by the Lenders pursuant to this Section, together with interest thereon at the Reimbursement Rate, shall be paid by the Mortgagor or ALS to the Lenders as provided in Section 4.19 (Reimbursement; Interest).

         Section 4.19 Reimbursement; Interest.

         If the Lenders shall incur any Expenses or pay any Claims to which the Lenders become a party by reason of this Mortgage or the rights and remedies provided hereunder (regardless of whether this Mortgage expressly provides for an indemnification against such Claims by the Mortgagor and/or ALS), such Expenses and Claims shall be (a) paid by the Mortgagor and/or ALS to the Agent on demand, together with interest thereon from the date incurred until paid in full by the Mortgagor or ALS at the Reimbursement Rate, and (b) a part of the Obligations secured by this Mortgage. Notwithstanding the foregoing, however, in any action or proceeding to foreclose this Mortgage or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section. Whenever this Mortgage provides for interest to be paid at the Reimbursement Rate, the Reimbursement Rate shall be calculated on the basis of a 360-day year factor applied to actual days elapsed and adjusted simultaneously with any change in the Agent's prime rate of interest.

         Section 4.20 Permitted Contests.

         Neither the Mortgagor nor ALS shall be required to pay any of the Property Assessments, or to comply with any Law, so long as the Mortgagor and/or ALS shall in good faith, and at their cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that
(a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest,
(c) the Lenders are not subjected to any Claim, and (d) the Mortgagor or ALS provides assurances satisfactory to the Agent (including, without limitation, the establishment of an appropriate reserve account with the Agent) of its ability to pay such Property Assessments or comply with such Law in the event the Mortgagor or ALS is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and the Mortgagor and ALS shall indemnify and save the Lenders harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, the Mortgagor and ALS shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

         Section 4.21 Security Agreement.

         This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from the Mortgagor and ALS to the Lenders under the Uniform Commercial Code of the State. The Mortgagor and ALS hereby agree to execute and deliver on demand, and hereby irrevocably constitute and appoint the Agent the attorney-in-fact of each of the Mortgagor and ALS, to execute, deliver and, if appropriate, to file with the appropriate filing office or offices, such financing statements or other instruments as the Agent may request or require in order to perfect the security interest granted hereby or to continue the effectiveness of the same.

         Section 4.22 Appraisals.

         The Lenders shall have the right, but not the obligation, to require annual updated appraisals of the Property, which appraisals shall be prepared by an appraiser or appraisers designated by the Agent and shall be in all respects reasonably acceptable to the Agent. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to the Agent in all respects. The release of such appraisal reports by the Agent to the Mortgagor or ALS shall be at the Agent's sole option if the Mortgagor or ALS has not paid the cost of such appraisal. If the Mortgagor or ALS has paid the cost of the appraisal, a copy of the appraisal will be provided to the Mortgagor or ALS upon its signing of the Agent's standard appraisal release letter. The Mortgagor and/or ALS shall reimburse the Lenders upon demand for all costs and expenses incurred by any of the Lenders with respect to the preparation and review of all future appraisals required pursuant to the terms hereof, if either
(i) such appraisal is required by law or banking regulation, (ii) an Event of Default has occurred hereunder or under any of the Financing Documents, or (iii) the Lenders or any of them has reason to believe a significant change in value has occurred in the Facility due to a material adverse change in the occupancy status or operating performance thereof and such appraisal actually reflects such significant change.

         The appraisals shall include, if deemed necessary by Agent, in its sole discretion, updated discounted cash flow analysis, inspections of and commentary on the physical status of the Facility and an engineering review. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to Lenders in all material respects. If Mortgagor or ALS has paid the cost of the appraisal, a copy of the appraisal will be provided to Mortgagor or ALS upon its signing of the Agent's standard appraisal release letter. An Event of Default shall occur, if upon receipt of an updated appraisal, the value of the facility, as determined by the Lenders based upon their review of such appraisal, is less than that required in the Financing Agreement unless Mortgagor and/or ALS comply with the provisions of the Financing Agreement with respect to a Borrowing Base Deficiency (as defined in the Financing Agreement).

         Section 4.23 Access Law.


                  (a) The Mortgagor and ALS agree to use their best efforts to ensure that the Property shall at all times comply with and remain in compliance with the requirements of the Americans with Disabilities Act of 1990, all state and local Laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant to any of the foregoing, including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, all to the extent applicable to the Property (collectively, "Access Laws").


                  (b) Notwithstanding any provisions set forth herein or in any other document regarding the Agent's approval of alterations of the Property, neither the Mortgagor nor ALS shall alter the Property in any manner which would increase the Mortgagor's and/or ALS' responsibilities for compliance with the applicable Access Laws without the prior written approval of the Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor, ALS or by any of its tenants (if any) or residents. The Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Agent.

                  (c) The Mortgagor and ALS agree to give prompt notice to the Agent of the receipt by the Mortgagor and/or ALS of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

                                    ARTICLE V

                               NEGATIVE COVENANTS.

         Section 5.1  Encumbrances.

         Without the prior written consent of the Agent, neither the Mortgagor nor ALS will permit the Real Property or the Personalty, or the Leases, Rents and Contracts of Sale, to become subject to any Encumbrances other than the Permitted Encumbrances. The Mortgagor and/or ALS shall give the Agent Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure.

         Section 5.2  Transfer of the Property.

         Neither the Mortgagor nor ALS will Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Equipment permitted by Section 5.3 (Removal, etc. of Equipment and Improvements)), other than (a) (i) sales or other dispositions of assets in the ordinary course of business for value, provided the proceeds thereof are used to pay down the Obligations or the asset sold or disposed of is replaced by one of equal or greater value or (ii) the transfer of the Property or the sale of the Property, in either case, in which the Property is eligible for release from the lien of this Mortgage pursuant to the Financing Agreement, or (b) changes in the legal or beneficial ownership of ALS which are not precluded pursuant to the terms of the Financing Agreement.

         Section 5.3  Removal, etc. of Equipment and Improvements.

         Except to the extent permitted by the following sentence, none of the Improvements or Equipment shall be removed, demolished or materially altered, without the prior written consent of the Agent. The Mortgagor and ALS may remove and dispose of, free from the Lien of this Mortgage, such Equipment as from time to time becomes worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Equipment is replaced with other Equipment which is free from Liens other than Permitted Encumbrances and has a value at least equal to that of the replaced Equipment (and by such removal and replacement the Mortgagor and/or ALS shall be deemed to have subjected such Equipment to the Lien of this Mortgage), or (b) so long as a prepayment may be made without penalty pursuant to the Note, such Equipment is sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to the Agent to be applied to the prepayment of the principal of the Credit Facility.

         Section 5.4  Additional Improvements.

         Neither the Mortgagor nor ALS will construct any Improvements other than those presently on the Land without the prior written consent of the Agent. The Mortgagor and/or ALS will complete and pay for, within a reasonable time, any Improvements which the Mortgagor and/or ALS are permitted to construct on the Land. The Mortgagor and ALS will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction lines applicable to the Land.

         Section 5.5  Restrictive Covenants, Zoning, etc.

         Without the prior written consent of the Agent, neither the Mortgagor nor ALS will initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Property. The Mortgagor and ALS will (a) promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

         Section 5.6  Prohibition on Hazardous Materials.

         Neither the Mortgagor nor ALS will cause, commit, permit or allow to continue any violation of any Environmental Requirement by any Person on or with respect to the Property. Neither the Mortgagor nor ALS will place, install, store, spill, leak, dispose of or release, or cause, commit, permit, or allow the placement, installation, storage, spilling, leaking, disposal or release of, any Hazardous Materials on the Property and will keep the Property free of all Hazardous Materials Contamination.

                                   ARTICLE VI

                               EVENTS OF DEFAULT.

         The occurrence of any one or more of the following shall constitute an "Event of Default" under this Mortgage:

         Section 6.1  Payment Obligations.

         The Mortgagor fails to promptly pay any of the Obligations within five
(5) calendar days of the date when due, except with regard to payment of (a) any Borrowing Base

Deficiency (as defined in the Financing Agreement) which shall be due as provided in Section 2.1(h) of the Financing Agreement and (b) amounts due at maturity for which no notice or cure period shall be required to be given.

         Section 6.2  Transfer of the Property; Encumbrances.

         The Mortgagor and/or ALS fail to comply with Section 5.1 (Encumbrances) or Section 5.2 (Transfer of the Property).

         Section 6.3  Insurance Obligations.

         The Mortgagor and/or ALS fail to promptly perform or comply with any of the terms and conditions set forth in Section 4.2 (Insurance).

         Section 6.4  Environmental Obligations.

         The Mortgagor and/or ALS fail to promptly perform or comply with any of the terms and conditions set forth in Section 4.17 (Hazardous Materials; Contamination ) or Section 5.6 (Prohibition on Hazardous Materials).

         Section 6.5  Appraisals.

         The Mortgagor and/or ALS fail to comply with Section 4.22 (Appraisals).

         Section 6.6  Other Obligations


                  The Mortgagor and/or ALS fail to promptly perform or comply with any of the Obligations (other than those expressly described in the other Sections of this ARTICLE VI or in ARTICLE IX of the Financing Agreement), and such failure continues uncured for a period of thirty (30) days after Notice from the Agent to the Mortgagor or ALS unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, and (b) the Mortgagor or ALS institutes corrective action within the thirty (30) day period and (c) the Mortgagor or ALS diligently pursues such action and completes the cure within ninety (90) days.


         Section 6.7  Event of Default Under Other Financing Documents.

         An Event of Default (as defined therein) occurs under any of the Financing Documents other than this Mortgage.

         Section 6.8  Change in Zoning or Public Restriction.

         Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Financing Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

         Section 6.9  Default Under Other Lien Documents.

         A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Property, including, without limitation, any Permitted Encumbrances which is not cured within any grace period provided therein.

         Section 6.10 Execution; Attachment.

         Any execution or attachment is levied against the Property, and such execution or attachment is not set aside, discharged or stayed within thirty
(30) days after the same is levied.

                                   ARTICLE VII

                              RIGHTS AND REMEDIES.

         Upon the occurrence of any Event of Default, the Lenders may at any time thereafter exercise any of the following rights, powers or remedies:

         Section 7.1  Acceleration.

         The Agent may declare (without Notice to the Mortgagor or ALS and without presentment, demand, protest or notice of protest or of dishonor, all of which the Mortgagor and ALS hereby waive) the Obligations to be immediately due and payable.

         Section 7.2  Foreclosure.

         The Agent shall be entitled to foreclose this Mortgage as a mortgage and shall be entitled to a judgment for the sum due upon the Note (not to exceed the Lien Amount and all accrued interest thereon), and any additional sums paid by virtue of this Mortgage, including all costs and expenses of enforcing the same and reasonable attorney's fees, to the extent permitted by law, and shall be entitled to a decree for the sale of the Property in satisfaction of said judgment foreclosing all of the rights and equities of Mortgagor and ALS in and to the Property, as well as all persons claiming under Mortgagor and/or ALS and at which sale appraisement of the Property is hereby expressly waived by Mortgagor and ALS. In connection with any foreclosure, the Agent may (a) procure such title reports, surveys, tax histories and appraisals as they deem necessary, and (b) make such repairs and Additions to the Property as it deems advisable, all of which shall constitute Expenses. In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by the Agent to be appropriate and without regard to any right of the Mortgagor, ALS or any other Person to the marshalling of assets. Any sale hereunder shall be made at public sale, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as required by Law. The proceeds of such sale or sales under this Mortgage shall be applied as follows: First, to pay (a) all Expenses incurred in connection with such sale or in preparing the Property for such sale including, among other things, a reasonable counsel fee to the attorneys representing the Lenders for conducting the proceedings if without contest, but if legal services be rendered to the Lenders in connection with any contested matter in the proceedings, then such other reasonable counsel fees shall be allowed and paid out of the proceeds of such sale or sales as the court having jurisdiction may deem proper, and (b) if allowed in the state or states in which the subject Property is located, a commission equal to the commission allowed mortgagees for making sales of property under decrees of the equity court having jurisdiction; Second, to pay all of the Obligations and all interest then due and accrued thereon, which shall include interest through the date of ratification of the auditor's account; and Lastly, to pay the surplus, if any, to the Mortgagor, ALS or any Person entitled thereto upon surrender and delivery to the purchaser or purchasers of the Property, and less the Expenses, if any, of obtaining possession.

         Section 7.3  Taking Possession or Control of the Property.

         As a matter of right without regard to the adequacy of the security, and to the extent permitted by law without Notice to the Mortgagor or ALS, the Agent shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership be incidental to a proposed sale of the Property or otherwise, and the Mortgagor and ALS hereby consent to the appointment of such a receiver. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, the Agent may (a) enter upon, and take possession of (and the Mortgagor and ALS shall surrender actual possession of), the Property or any part thereof, without Notice to the Mortgagor or ALS and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude the Mortgagor and ALS and their agents and employees therefrom.

         Section 7.4  Management of the Property.

         Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.3 (Taking Possession or Control of the Property), the Agent or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property,
(c) receive all Rents, and (d) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of the Mortgagor and/or ALS (the cost of completing the Improvements shall be Expenses secured by this Mortgage and accrue interest as set forth in Section 4.19 (Reimbursement; Interest)). In so doing, the Agent or such receiver shall have the right to manage the Property and to carry on the business of the Mortgagor and/or ALS and may exercise all of the rights and powers of the Mortgagor and/or ALS, either in the name of the Mortgagor and/or ALS, or otherwise, including, but without limiting the generality of the foregoing, the right to lease the Property, to cancel, modify, renew or extend any Lease or sub-lease of the Property and to carry on any contracts entered into by the Mortgagor and/or ALS with respect to the Property. The Agent or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. Any Rents received shall be applied (a) first, to pay all Expenses, and (b) the balance, if any, to payment of the other Obligations. The Mortgagor or ALS shall pay on demand to the Agent or the receiver (as the case may be) the amount of any deficiency between (a) the Rents received by the Agent or the receiver, and
(b) all Expenses incurred together with interest thereon at the Reimbursement Rate as provided in Section 4.19 (Reimbursement; Interest). The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as the Lenders shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

         Section 7.5  Uniform Commercial Code.

         The Agent may proceed under the Uniform Commercial Code of the State as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code of the State. Upon the occurrence of any Event of Default, the Mortgagor and/or ALS shall assemble all of the Equipment and make the same available within the Improvements. Any notification required by Section 9-504 of the Uniform Commercial Code of the State shall be deemed reasonably and properly given if sent in accordance with the Notice provision of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. Proceeds from any such sale shall be applied as follows: (a) first, to pay all Expenses incurred in connection with the sale, and (b) the balance, if any, to payment of the other Obligations.

         Section 7.6  Other Remedies.

         The Agent shall have the right from time to time to enforce any legal or equitable remedy against the Mortgagor and/or ALS and to sue the Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any other of the Obligations shall be due, and without prejudice to the right of the Lenders thereafter to enforce any appropriate remedy against the Mortgagor and ALS, including, without limitation, an action of foreclosure or an action for specific performance, for a Default by the Mortgagor and/or ALS existing at the time such earlier action was commenced.

         Section 7.7  Remedies, etc. Cumulative.

         Each right, power and remedy of the Lenders as provided for in this Mortgage, or in any of the other Financing Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Financing Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by the Agent on its behalf and on behalf of the Lenders of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by or on behalf of the Lenders of any or all such other rights, powers or remedies.

         Section 7.8  No Waiver by Mortgagee, etc.

         No course of dealing or conduct between the Mortgagee, ALS and the Lenders shall be effective to amend, modify or change any provisions of this Mortgage or the other Financing Documents. No failure or delay by the Lenders to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude the Lenders from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither the Mortgagor, ALS nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of the Lenders to comply with any request of the Mortgagor, ALS or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and the Lenders, or (c) the Lenders extending the time of payment or modifying the terms of this Mortgage or any of the other Financing Documents without first having obtained the consent of the Mortgagor, ALS or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, the Lenders may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations, and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Financing Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. The Lenders may resort to the security or collateral described in this Mortgage or any of the other Financing Documents in such order and manner as the Lenders may elect in their sole discretion.

         Section 7.9  Waivers and Agreements Regarding Remedies.

         To the full extent the Mortgagor and/or ALS may do so, the Mortgagor and/or ALS hereby:


                  (a) agree that they will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waive and release all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;


                  (b) waive all rights to a marshalling of the assets of the Mortgagor and/or ALS, including without limitation, the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agree not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of the Lenders under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of the Lenders to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;


                  (c) waive any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and


                  (d) waive and relinquish any and all rights and remedies which the Mortgagor and/or ALS may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.


         Section 7.10 Setoff.

         The Lenders may set off against and apply any funds of the Mortgagor and/or ALS on deposit with, or under the control of, the Lenders, or any one of them, to the payment of the Obligations, without Notice and without resort to any judicial proceeding.

                                  ARTICLE VIII

                                 MISCELLANEOUS.


         Section 8.1  Application of Moneys.

         Whenever it is provided in this Mortgage for any moneys to be applied to payment of the Obligations, and no express order of payment is set forth, such moneys shall be applied to the Obligations in such order and manner as the Lenders may determine in their sole discretion.

         Section 8.2  Further Assurances.

         At any time, and from time to time, upon request by the Agent, the Mortgagor and ALS will, at the Mortgagor's and ALS' expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Financing Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates, and other documents as may, in the opinion of the Agent, be necessary or desirable in order to complete, perfect or continue and preserve the Lien of this Mortgage. Upon any failure by the Mortgagor and ALS to do so, the Agent may make, execute and record any and all such instruments, certificates and documents for and in the name of the Mortgagor and ALS, all at the sole expense of the Mortgagor and ALS, and the Mortgagor and ALS hereby irrevocably appoint the Agent the agent and attorney-in-fact of the Mortgagor and ALS to do so, this appointment being coupled with an interest. With respect to any financing statement, the Mortgagor and ALS agree that a carbon, photographic or other reproduction of a security agreement or a financing statement is sufficient as a financing statement for purposes of Section 9-402 of the Uniform Commercial Code of the State.

         Section 8.3  Notices.


         All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, the following Banking Day after delivery by Federal Express or similar overnight delivery service, or three (3) Banking Days after being mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:


if to the Agent
or the Lenders:                             Bank United
--------------                              3200 Southwest Freeway
                                            Suite 1902
                                            Houston, TX  77027
                                            Attn: William B. Roberson
                                            and
                                            David Jones, Esq.
                                            Office of General Counsel
                                            Bank United
                                            3200 Southwest Freeway

                                  Suite 1610
                                  Houston, Texas  77027
With a courtesy
copy to:                          Mays & Valentine L.L.P.
                                  8201 Greensboro Drive, Suite 800
                                  McLean, Virginia 22102
                                  Attn: Margaret Ann Brown, Esq.

if to the Mortgagor:              c/o Alternative Living Services, Inc.
                                  450 North Sunnyslope Road
                                  Brookfield, Wisconsin 53005
                                  Attn: Mark W. Ohlendorf

With a courtesy                   Rogers & Hardin
copy to:                          2700 International Tower, Peachtree Center
                                  229 Peachtree Street, N.E.
                                  Atlanta, GA 30303-1601
                                  Attn: Miriam J. Dent, Esq.

if to ALS:                        c/o Alternative Living Services, Inc.
                                  450 North Sunnyslope Road
                                  Brookfield, Wisconsin 53005
                                  Attn: Mark W. Ohlendorf

With a courtesy                   Rogers & Hardin
copy to:                          2700 International Tower, Peachtree Center
                                  229 Peachtree Street, N.E.
                                  Atlanta, GA 30303-1601
                                  Attn: Miriam J. Dent, Esq.


         Section 8.4  Successors and Assigns.

         All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the respective successors and assigns of the Mortgagor and ALS (including any permitted subsequent owner of the Property), and inure to the benefit of the Lenders, their successors and assigns.

         Section 8.5  No Warranty by Mortgagee.

         By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by the Mortgagor and/or ALS or to be given to the Agent or the Lenders pursuant to this Mortgage or any of the other Financing Documents, the Lenders shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lenders.

         Section 8.6  Amendments.

         This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

         Section 8.7  Illegality.

         If fulfillment of any provision of this Mortgage or any transaction related hereto shall at any time involve transcending the limit of validity prescribed by Law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained, other than the provisions requiring the Mortgagor and/or ALS to pay the Obligations, operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect; and if such clause or provision requires the Mortgagor and/or ALS to pay any of the Obligations, then at the sole option of the Lenders, all of the Obligations shall become due and payable.

         Section 8.8  Governing Law.

         This Mortgage is being executed and delivered in the State and shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the Mortgagor and ALS have each caused this Mortgage to be executed under seal as of the day and year first written above.


WITNESS OR ATTEST:                  ALS HOLDINGS, INC.



/s/ Jan Campbell                    By /s/ Mark W. Ohlendorf      (SEAL)
----------------------                ----------------------------------
                                      Name: Mark W. Ohlendorf
                                      Title: Vice President


WITNESS OR ATTEST:                  ALTERNATIVE LIVING SERVICES, INC.



/s/ Jan Campbell                    By /s/ Mark W. Ohlendorf      (SEAL)
----------------------                ----------------------------------
                                      Name: Mark W. Ohlendorf
                                      Title: Senior Vice President

STATE OF Wisconsin, CITY/COUNTY OF Waukesha, TO WIT:

         I HEREBY CERTIFY, that on this 18th day of November, 1998, before me, the undersigned Notary Public of said State, personally appeared Mark W. Ohlendorf, who acknowledged himself/herself to be the Vice President of ALS Holdings, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized Vice President of said corporation by signing the name of the corporation by himself as Vice President.

         WITNESS my hand and Notarial Seal.
                                                      /s/ Joyce Hansen
                                                      -------------------------
                                                      Notary Public

My Commission Expires:



STATE OF Wisconsin, CITY/COUNTY OF Waukesha, TO WIT:

         I HEREBY CERTIFY, that on this 18th day of November, 1998, before me, the undersigned Notary Public of said State, personally appeared Mark W. Ohlendorf, who acknowledged himself/herself to be the Senior Vice President of Alternative Living Services, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized Senior Vice President of said corporation by signing the name of the corporation by himself as Senior Vice President.

         WITNESS my hand and Notarial Seal.
                                                     /s/ Joyce Hansen
                                                     __________________________
                                                     Notary Public

My Commission Expires:




                                       44